EXHIBIT 99.1

Contacts:
Investors	Media
Andrew Kramer	Donna Candelori
Vice President of Investor Relations	Senior Public Relations Manager
978-614-4279	408-571-5226
IR@netscout.com	Donna.Candelori@netscout.com

NETSCOUT SYSTEMS Reports Preliminary Financial Results

for Third Quarter Fiscal Year 2018 and Revises Outlook for Fiscal Year 2018

Company Also Announces Plans to Increase its Credit Facility and

Execute an Accelerated Share Repurchase Program

WESTFORD, Mass., January 10, 2018 – NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of business assurance, a powerful combination of service assurance, cybersecurity, and business intelligence solutions, today announced preliminary financial results for its third quarter of fiscal year 2018 ended December 31, 2017 and updated its outlook for fiscal year 2018 ending March 31, 2018. The preliminary results announced today are subject to change based on the completion of the Company’s quarter-end review process.

The Company currently expects third-quarter fiscal year 2018 GAAP revenue in the range of approximately $267 million and $271 million with non-GAAP third-quarter revenue anticipated to be in the range of approximately $270 million to $274 million. NETSCOUT’s GAAP net income for the third quarter of fiscal year 2018 is anticipated to range to between $87 million and $90 million, or $0.99 per share (diluted) and $1.02 per share diluted. NETSCOUT’s non-GAAP net income for the third quarter of fiscal year 2018 is anticipated to range to between $58 million and $61 million, or $0.66 per share (diluted) and $0.69 per share (diluted). A reconciliation of the preliminary third-quarter fiscal year 2018 GAAP and non-GAAP results is included in the attached financial tables.

Anil Singhal, NETSCOUT’s president and CEO, stated, “As we have previously disclosed, we were optimistic that we could offset the anticipated, substantial decline in spending by our largest tier-one service provider customer with a strong second half of the year aided in large part by modest expansion across our other service provider customers and solid growth in our enterprise customer segment. However, we are unable to achieve our targets as service provider capital spending in North America remains under significant pressure, we experience lengthening enterprise sales cycles as our customers grapple with major digital transformation initiatives and related changes to their technology architectures, and we face funding delays for multiple large federal government projects. These dynamics, among others, impacted third-quarter revenue and we expect that to extend into our fourth quarter. Although we have taken certain one-time actions that will reduce our overall third-quarter cost structure by approximately $25 million, primarily through adjustments in variable incentive compensation, the magnitude of the anticipated top-line shortfall will have a tangible impact on our full-year operating profitability and earnings per share performance.”

Singhal continued, “As a company that has prided itself on building a long-term track record of setting and achieving key financial, strategic, technology and operational objectives, our revised fiscal year 2018 outlook is disappointing. In conjunction with our revised outlook, we plan to execute an Accelerated Share Repurchase of about 10 percent of our current market capitalization as well as amend and expand our existing credit facility. We believe these actions will return meaningful capital to shareholders, improve the overall efficiency of our capital structure, and demonstrate our confidence in our longer-term prospects. Based on the substantial investments that we have made during the past couple of years, we believe that customer interest and our overall competitive position remain strong across our product portfolio.”

Accelerated Share Repurchase

In addition to preliminary third-quarter results and revised fiscal year 2018 guidance, NETSCOUT also announced that it plans to enter into accelerated share repurchase (“ASR”) agreements to repurchase at least $250 million of its common stock, subject to the terms of the ASR agreements. The planned ASR is expected to be executed under the Company’s previously disclosed 25 million share repurchase program shortly after the Company formally reports its third-quarter fiscal year 2018 results on January 30, 2018. NETSCOUT anticipates that the ASR will be funded by additional debt in conjunction with amending and expanding the Company’s existing credit facility. The Company anticipates expanding the size of its existing credit facility from $800 million to $1 billion with potential to increase it further upon closing.

NETSCOUT expects to close its amended and expanded credit facility during the second half of January, subject to customary closing conditions. Once the amended credit facility is closed, the final dollar amount of the ASR will be set and is expected to range from $250 million to $300 million. Final settlement of the transaction under the ASR agreement is anticipated to occur no later than the fall of 2018. NETSCOUT plans to fund the ASR primarily from its credit facility. NETSCOUT plans to file a Current Report on Form 8-K when the ASR is formally executed.

Revised Fiscal Year 2018 Guidance

NETSCOUT has updated its full fiscal year 2018 outlook while continuing to advance its planning processes for fiscal year 2019 and beyond. The updated guidance for fiscal year 2018 is as follows:

•	The Company’s fiscal year 2018 GAAP revenue is now expected to be in the range of approximately $985 million and $1.015 billion versus prior guidance that called for GAAP revenue growth, on a percentage basis, in the low single-digit range over fiscal year 2017’s GAAP revenue of $1.162 billion. The Company also now expects fiscal year 2018 non-GAAP revenue will be in the range of approximately $1.0 billion to $1.025 billion versus prior guidance of relatively flat revenue compared with fiscal year 2017’s non-GAAP revenue of $1.2 billion.

•	NETSCOUT anticipates that fiscal year 2018 non-GAAP revenue in its service provider customer segment will decline between 22 percent and 25 percent over fiscal year 2017’s non-GAAP service provider segment revenue of $672 million largely due to continued capital spending pressure from tier-one carriers, primarily in North America. This is impacting the timing and magnitude of order levels for the Company’s service assurance solutions and, to a lesser extent, capacity-related orders for Arbor’s DDoS offerings. This compares with its original service provider customer segment revenue target for fiscal year 2018 that called for a high-single digit decline from 2017 levels.

•	The Company expects that fiscal year 2018 non-GAAP revenue in its enterprise customer segment will decrease in the range of 5 percent to 7 percent over fiscal year 2017’s non-GAAP enterprise segment revenue of $528 million primarily due to weaker federal spending. In addition, the Company is encountering softer-than-expected orders for certain other enterprise offerings and longer-than-anticipated sales cycles for promising new products that remain in the earlier stages of their pipeline development. This compares with its original enterprise customer segment revenue target for fiscal year 2018 that called for high-single digit to low double-digit growth over 2017 levels.

•	Based on its preliminary assessment of the impact of recently enacted tax legislation, NETSCOUT’s effective (GAAP) tax rate for fiscal year 2018 is now expected to be in the range of -5000 percent to -5500 percent versus prior expectations of around 30 percent. The Company’s fiscal year 2018 non-GAAP effective tax is now anticipated to be around 28 percent versus prior plans of 33 percent to 34 percent.

•	Assuming completion of the ASR for $250 million, the Company now expects fourth-quarter fiscal year 2018 shares outstanding (diluted) to be approximately 83.6 million shares, thereby reducing fiscal year 2018 shares outstanding (diluted) to approximately 89.3 million. This compares with the most recent guidance of 89.9 million shares outstanding (diluted) for fiscal year 2018.

•	Taking into account all of the aforementioned items, NETSCOUT now expects that fiscal year 2018’s GAAP net income per share (diluted) to range from $0.53 to $0.84. This compares with the October 2017 guidance that called for fiscal year 2018 GAAP net income per share (diluted) growth, on a percentage basis, of approximately 115 percent to approximately 160 percent over fiscal year 2017’s GAAP EPS of $0.36. NETSCOUT now anticipates non-GAAP net income per share (diluted) in the range of approximately $1.30 to $1.45. This compares with October 2017 guidance that called for high single-digit to low double-digit growth in fiscal year 2018 non-GAAP net income per share (diluted) over fiscal year 2017 non-GAAP EPS of $1.92.

•	A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Q318 Results Conference Call Date and Instructions:

NETSCOUT plans to announce its third-quarter fiscal year 2018 financial results for the period ended December 31, 2017 on Tuesday, January 30, 2018 at approximately 7:30 a.m. ET. NETSCOUT will host a corresponding conference call and live webcast to discuss its quarterly results and its revised outlook for fiscal year 2018 on the same day at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (785) 424-1877. The conference call ID is NTCTQ318. A replay of the call will be available after 12:00 p.m. ET on January 30, 2018 for approximately one week. The number for the replay is (800) 283-8486 for U.S./Canada and (402) 220-0869 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), NETSCOUT also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP net income and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP net income includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached table within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT’s prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) is a leading provider of business assurance – a powerful combination of service assurance, cybersecurity, and business intelligence solutions – for today’s most demanding service provider, enterprise and government networks. NETSCOUT’s Adaptive Service Intelligence (ASI) technology continuously monitors the service delivery environment to identify performance issues and provides insight into network-based security threats, helping teams to quickly resolve issues that can cause business disruptions or impact user experience. NETSCOUT delivers unmatched service visibility and protects the digital infrastructure that supports our connected world. To learn more, visit www.netscout.com or follow @NETSCOUT on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the anticipated third-quarter and full fiscal year 2018 financial guidance and related performance trends for NETSCOUT including the revenue contributions of new products, the settlement timing and magnitude of its ASR and its effects on the Company’s capital structure, and the successful and timely completion of an amended and expanded credit facility, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include potential differences between NETSCOUT’s preliminary results and the final results for the quarter ended December 31, 2017 as a result of the completion of financial reporting processes and review, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and the Company’s subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2018 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures:

Preliminary Third-Quarter Fiscal Year 2018 Financial Results

(Unaudited)

Q3 FY’18
GAAP revenue	$267 million to $271 million

Deferred service revenue fair value adjustment	~$2 million
Deferred product revenue fair value adjustment	~$1 million

Non-GAAP revenue	$270 million to $274 million

GAAP Net Income	~$87 million to ~$90 million

Deferred service revenue fair value adjustment	~$2 million
Deferred product revenue fair value adjustment	~$1 million
Amortization of intangible assets	~$28 million
Share-based compensation expenses	~$12 million
Business development & integration expenses*	~($2 million)
New accounting standard implementation	~$1 million
Restructuring costs	~$3 million

Total Adjustments	~$46 million
Related impact of adjustments on income tax	~($75 million)

Non-GAAP Net Income	~$58 million to ~$61 million

GAAP net income per share (diluted)	$0.99 to $1.02
Non-GAAP net income per share (diluted)	$0.66 to $0.69

Average Weighted Shares Outstanding (diluted GAAP)	87 .9 million
Average Weighted Shares Outstanding (diluted non-GAAP)	87 .9 million

*	Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense
**	Assumes a non-GAAP effective quarterly tax rate of 25%

NETSCOUT SYSTEMS, INC.

GAAP to Non-GAAP Reconciliation of Financial Measures: FY’18 Guidance

(FY’17 in millions except per share)	FY’17	FY’18 Updated (1/10/18)
GAAP revenue	$1,162.1	~$985 million to ~ $1,015 million

Deferred service revenue fair value adjustment	$19.5	~$8 million to ~ $10 million
Deferred product revenue fair value adjustment	$6.8	~$2 million to ~ $4 million
Amortization of intangible assets	$11 .4	—

Non-GAAP revenue	$1,199.8	$1,000 million to $1,025 million

	FY’17	FY’18
GAAP Net Income	$33.3	$47 million to $75 million

Deferred service revenue fair value adjustment	$19.5	~$7 million to ~ $9 million
Deferred product revenue fair value adjustment	$6.8	~$2 million to ~ $4 million
Amortization of intangible assets	$123.6	~$110 million to ~ $112 million
Share-based compensation expenses	$39.2	~$45 million to ~ $47 million
Business development & integration expenses*	$20.3	~$4 million to ~ $5 million
New accounting standard implementation	$—	~$2 million to ~ $3 million
Restructuring costs	$4.0	~$4 million to ~ $5 million
Other income	$(0.4)	—

Total Adjustments	$212.9	~$174 million to ~$185 million
Related impact of adjustments on income tax	$(67.7)	(~$119 million to ~$116 million)

Non-GAAP Net Income	$178.5	$116 million to $130 million

GAAP net income per share (diluted)	$0.36	$0.53 to $0.84
Non-GAAP net income per share (diluted)	$1.92	$1.30 to $1.45

Average Weighted Shares Outstanding (diluted)	92.9	89.3 million

*	Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense
**	Assumes a non-GAAP effective annual tax rate of 28%